1 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
CODE OF ETHICS AND PERSONAL TRADING POLICY FOR NORTH
AMERICA

Applicable To	•All Covered Persons (as defined below) •All Invesco NA entities
Departments Impacted	Global Ethics Office (“GEO”)
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources
•Rule 17j-1 under the Investment Company Act (“Rule 17j-1”)
•Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)
•Ontario Securities Commission: National Instrument 31-103
Registration Requirements, Exemptions and Ongoing Registrant
Obligations (“NI 31-103”)

Approved By	•Invesco Mutual Funds Board: December 2023 •Invesco ETF Board: December 2023 •Invesco Canada Limited (“ICL”) Board: November 2023
Effective Date	January 2024
GLOSSARY
Background. Invesco is required to adopt and enforce a written code of ethics as well as to establish, maintain and apply policies and procedures that establish a system of controls to comply with securities laws and regulations, including, but not limited to, the management of conflicts of interest matters, which may include personal trading activities.
This Code of Ethics and Personal Trading Policy for North America (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of Rule 204A-1, Rule 17j-1 and NI 31-103.
Definitions.
“Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share in the economic interest or profit derived from the ownership of, or transaction in, a Covered Security.
“Client Account” means an Invesco Fund (with respect to Covered Persons other than
Independent Directors/Trustees), a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco NA Adviser provides investment advisory or sub-advisory services. For Independent Directors/
Trustees, “Client Account” shall mean the Invesco funds they oversee.
“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons, excluding Independent Directors/Trustees, for compliance reporting
(i.e., personal securities transactions, investment accounts, outside activities, etc.)

2 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
“Contingent Worker” means any Invesco consultant or contractor with access to the firm’s internal network systems.
“Covered Account” means any account that holds or may hold a Covered Security whether directly or through Beneficial Ownership, and as further described in Section B.1 below.
“Covered Person” means any of the following:
•Employee (interns, part-time or full-time);
•Contingent Worker;
•Director or Officer of Invesco Ltd.;
•Independent Director/Trustee;
•any individual who is conducting business on behalf of an Invesco Adviser or affiliate, and has access to the firm’s internal network systems or offices;
•any person meeting the definition of “Access Person” as defined in Rule 17j-1 or
Rule 204A-1; or
•anyone who, at the discretion of GEO, is deemed to be a Covered Person subject to the requirements of this Code.
“Covered Security” generally means, investment instruments or assets (public or private), unless otherwise exempt from the definition, are as follows:
•Stocks/shares (e.g., common, preferred or restricted) or bonds (e.g., corporate or municipal);
•Exchange Traded Products (defined below);
•Closed-end Funds and REITs;
•Instruments that are convertible or exchangeable into a Covered Security;
•Derivatives (e.g., options, futures, forwards, ADRs (American Depository
Receipts)/GDRs (Global Depositary Receipts), swaps, commodities, warrants/
rights), or other obligation whose value is derived or based on any of the above;
•Limited Offerings/Limited Liability Company interests (defined below);
•Invesco Open-end Mutual Funds; and
•any security/instrument that can be traded by an Invesco Adviser or an affiliate on behalf of a client.
The following securities are exempt from the definition of “Covered Security:”
•Direct obligations of the U.S. government, the Canadian government, or direct obligations of a Sovereign Government and their respective agencies;
•Bankers’ acceptances, bank certificates of deposit, commercial paper or high-
quality short-term debt instruments (including repurchase agreements);
•Shares of an open-end mutual fund for which Invesco does not serve as an investment adviser, subadviser or principal underwriter;
•Money market equivalent funds;
•Investment trusts that invest exclusively in open-end mutual funds for which
Invesco does not serve as an investment adviser, subadviser or principal underwriter;
•Any unit investment trust (including those advised or sub-advised by an Invesco

3 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
NA Adviser);
•Principal-protected or linked-note investment products; and
•Physical commodities (including foreign currencies).
“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not a family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control.
“Employee” means an individual who serves as a director or officer of an Invesco NA entity or who is employed on a full-time or part-time basis by an Invesco NA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the
Employee’s Immediate Family Members.
“ETP Access Person” means a Covered Person who has access to Material Non-public
Information attached to Invesco ETPs including but not limited to any client’s purchase or sale of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and as notified by Compliance.
“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i)
tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities
(“ETCs”).
“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with a Covered Person’s personal trading, political contributions, outside business activities and gifts and entertainment.
“Immediate Family Member” means a Covered Person’s:
•Spouse
•Domestic partner or equivalent (i.e., PACS (Civil Solidarity Pact), common law marriage, etc.)
oGenerally considered to be a permanent committed relationship; and
oWith Beneficial Ownership of their partner’s Covered Accounts
•Child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-
law, brother-in-law or sister-in-law who shares the Covered Person’s household.
A roommate who is not a domestic partner or does not otherwise have one of the attributes above shall not be deemed to be an Immediate Family Member.
Questions regarding the applicability of this definition should be directed to the Global
Ethics Office.
“Independent Director/Trustee” means any; (i) director or trustee of an Invesco Mutual
Fund who is not an “interested person” (as defined in Section 2(a)(19) of the Investment
Company Act) of an Invesco Mutual Fund; (ii) director or trustee of an Invesco ETP who

4 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company
Act) of an Invesco ETP; or (iii) member of the Invesco Canada Independent Review
Committee, Invesco Canada Funds Advisory Board or Board of Directors of Invesco
Corporate Class Inc. who has no other executive responsibilities or engagement in an
Invesco Canada Fund or Invesco NA’s day-to-day activities beyond the scope of their duties as director/trustee.
“Initial Public Offering” or “IPO” means: (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the
Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.
“Investment Person” generally means a Covered Person (excluding Independent
Directors/Trustees) who:
•as part of their regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account
(e.g., portfolio managers, securities analysts or traders); or
•works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those
Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).
”Limited Offering or Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 (“33 Act”), including but not limited to those offered according to Sections 4(a)(2), 4(a)5, 4(a)6 or pursuant to Rules 504 or 506 under the 33 Act (e.g., Special Purpose Acquisition Company (SPAC), private equity fund or hedge fund, crowdfunding, private real estate investments such as Real Investment
Trusts (REITs) or LLCs/LPs).
“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.
“Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company's existing security holders.
“Robo-Advisor Account” means a Covered Person’s account that holds, or can hold, Covered
Securities that is maintained on a digital platform offered by a broker on the
Designated/Approved Broker List to provide automated, algorithm-driven investment decisions with little to no human intervention.
"Special Purpose Acquisition Company" or "SPAC" is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

5 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
A.POLICY
Each Invesco NA Adviser has a fiduciary relationship with respect to each of their Client
Accounts. As such, Invesco NA and Covered Persons shall:
•place the interests of clients ahead of their personal interests (or, in the case of
Independent Directors/Trustees, the funds they oversee);
•conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest or any abuse of position of trust and responsibility;
•comply with applicable laws, rules and regulations; and
•keep all MNPI (as defined above) confidential.
Invesco NA and all Covered Persons are prohibited from:
•profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law and in accordance with Invesco’s insider trading policies);
•employing any device, scheme or artifice to defraud any Client Account;
•making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;
•engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or
•engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).
Invesco NA maintains other compliance policies that may be directly applicable to a
Covered Person’s specific responsibilities and duties and that address additional standards of conduct for Employees. These policies are available on the Invesco Ltd.
intranet site and include, but are not limited to:

•Global Code of Conduct •Global Insider Trading •Global Fraud Escalation •Global Political Contributions	•Global Outside Business Activities •Global Gifts and Entertainment •U.S. Gifts and Entertainment •Gifts and Entertainment (ICL)
Violations of any of the policies listed above may result in increased escalation. For further detail, refer to Section C regarding violations and sanctions.
Please see Exhibit B for requirements applicable to Independent Directors/Trustees.
B.PERSONAL TRADING REQUIREMENTS
References to Covered Persons in this Section B shall exclude Independent Directors/
Trustees. Personal trading requirements and pre-clearance requirements (if any) for
Independent Directors/Trustees are set forth in Exhibit B.

6 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
1.Covered Account Requirements for Covered Persons.
Covered Persons are required to report all investment accounts (i.e., Covered Accounts)
for which they, or Immediate Family Members, have Beneficial Ownership or have discretion, control or interests, whether such discretion, control or interests are exercised or not. It is presumed that a Covered Person can control accounts held by Immediate
Family Members living in the same household.
Covered Accounts must be held with a regulated financial institution listed on the
Designated/Approved Broker List1.
Covered Accounts include but are not limited to the following:

Brokerage Accounts	Discretionary/Robo-Advisor Accounts2	Employee Stock Plans (e.g., ESPPs, ESOPs or ISOs)
Retirement Accounts (e.g., IRAs, SIPPs, Superannuation, iDeCo, RRSP, TFSA or any other local equivalent)	Transfer Agent Accounts that hold reportable Covered Securities (e.g., Invesco open- end mutual fund account)	Mutual Fund, Collective Investment or WRAP Accounts, which hold Invesco open-end funds
Pension Plans, which hold Covered Securities (excluding Invesco open-end funds)	Stock and Shares ISAs (i.e., Investment ISA)	UTMAs and UGMAs
Invesco 401k, and the separate Schwab Personal Choice Retirement Account (“PCRA”)	529 Accounts that hold Covered Securities and the Invesco CollegeBound 529 plan
1 The Designated/Approved Broker List is accessible through the Compliance
Reporting System.
2 Discretionary and Robo-Advisor Accounts must be disclosed. New and existing Discretionary and Robo-
Advisor accounts must be approved by GEO. The Covered Person must provide supporting documentation
(e.g., managed account agreement) and other required information to GEO, including duplicate statements.
Covered Persons are required to ensure that:
•Covered Accounts held with abroker located inthe U.S. or India are maintained:
owith a financial institution on the Designated/Approved Broker List (which may be accessed via the Compliance Reporting System);
oin a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer; or
ofor the U.S. only, with any full-service broker-dealer.
•Invesco Open-End Mutual Funds are held:
oin an account maintained with a financial institution (or broker on the
Designated/Approved Broker List);
oin a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

7 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
oin the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan;
or
odirectly with Invesco’s Mutual Funds’ transfer agent.
Covered Persons may not purchase or hold Invesco affiliated open-end mutual funds beyond the above restrictions. This requirement does not apply to other Invesco securities.
•All other Covered Accounts (e.g., external retirement plans, stock plans through third-party administrators):
oCovered Persons shall direct their financial institution to submit statements and confirmations to the GEO;
oIf the financial institution is unable to provide transactional statements (or contract notes) to GEO through a link or hard copy, the Covered Person shall be personally responsible for submitting statements directly or upon request through the GEO Support Portal in a timely manner;
oTrade confirmations (or contract notes) must be provided no later than 15 calendar days from the date of execution; and
oTransactional statements must be provided within 15 calendar days of receipt.
2.Statements (Transactions) and Trade Confirmations (or Contract Notes).
•Employees shall maintain a Covered Account with a financial institution that provides electronic trade confirmations (or contract notes) and statements directly to GEO.
•If the financial institution fails or is unable to provide an electronic link or a hard copy, the Covered Person shall be personally responsible for providing transactional statements and trade confirmations (or contract notes) for the
Covered Account(s) to GEO through the GEO Support Portal or where applicable, to their local Compliance upon request.
•All Covered Accounts must be reported in the Compliance Reporting System before trading begins or upon hire. Statements are not required for accounts that do not meet the Covered Accounts definition, such as accounts that are only able to invest in unaffiliated Open-end Mutual Funds.
Pre-Clearance of Personal Trades.
Covered Persons and their Immediate Family Members are required to pre-clear Covered
Securities transactions through the Compliance Reporting System as illustrated in Exhibit
A.
Covered Persons are prohibited from executing a security transaction (trade) in a Covered
Account until they are notified by GEO that the trade was approved. Covered Persons must carefully read the automated alert from the Compliance Reporting System, which includes the request status (i.e., approved or denied).

8 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
Covered Accounts in which a Covered Person has beneficial interest but does not exercise control (e.g., accounts for Immediate Family Members), all trade requests are required to be submitted through the Covered Person.
GEO will notify the Covered Person if the trade request was approved or denied.
Trade Authorization (i.e., Market Orders). Trade requests which have been submitted and approved within the Compliance Reporting System prior to market close are only valid for the current business day, unless the approval is granted after the close of the trading day (e.g., trading on a foreign market or OTC), then approval will not expire until the end of the next trading day.
If the trade is not executed within the approval window, a Covered Person shall be required to submit a new pre-clearance request and must receive approval if the Covered
Person intends to trade in that security.
Prohibited Trade Orders. Covered Persons are required to avoid executing transactions outside of the approval window. Good ‘Til Canceled (GTC), Limit Orders and
Stop-Limit Orders among other orders beyond the same trading day are prohibited.
Pre-clearance of Limited Offerings and Private Placements. Covered Persons and
their Immediate Family Members must:
•Pre-clear investments in Limited Offerings and Private Placements and receive approval from GEO before investing and allow a minimum of three to five business days before the intended investment date to allow ample time for review.
•Submit a Private Placement pre-clearance request through the Compliance
Reporting System and include a detailed description of the investment and relevant documentation (e.g., offering deck, offering/private placement memorandum and term sheet).
Additionally, Covered Persons seeking to invest in a Limited Offering/Private Placement sponsored by Invesco Ltd. and its affiliates:
•Must pre-clear all transactions through the Compliance Reporting System if the investment is made alongside third-party investors.
•May transact without pre-clearance if Invesco offers the investment exclusively to
Employees.
In all instances, Limited Offerings and Private Placements are subject to ongoing reporting obligations. Please consult Legal and the Global Ethics Office if you have questions about these requirements before investing.
Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:
Covered Securities in an approved Delegated Discretionary/Robo-Advisor Account;
•Invesco Mutual Funds and Invesco Canada Funds (excluding closed-end

9 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.
Invesco Mutual Funds and closed-end Invesco Canada Funds) ;
•Invesco ETPs (this Invesco ETP pre-clearance exemption does not apply to ETP Access Persons);
•Unaffiliated broad-based ETPs (this pre-clearance exemption does not apply to single stock ETPs)
•Currencies, cryptocurrencies, and commodities, including trusts invested entirely in a currency, cryptocurrency or commodity;
•Derivativesofanindexofsecurities,currencies,cryptocurrencies or commodities;
•Invesco Mutual Fund grants awarded (Long-Term Fund Awards); and
•Securities held in Invesco CollegeBound 529 Plans, Invesco Core U.S. 401(k)
Plans (excluding elections in the personal choice retirement account) and registered group retirement savings plans offered by an Invesco Ltd.
affiliate.
Pre-clearance of Employee Share Purchase Plans and Long-Term Incentive
Plans. The acquisition or deposit of shares, including IVZ shares through an Employee
Share Purchase Plan or Equity Awards Program is exempt from pre-clearance. However, pre-clearance is required if Covered Persons wish to sell these shares, including IVZ shares. Please refer to Exhibit A.
3.Trading Restrictions/Prohibitions.
Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell”
order in the same Covered Security.
In addition:
•Investment Persons with knowledge of trading in a Covered Security for a Client
Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and
•All other Covered Persons with knowledge of trading in a Covered Security for a
Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.
Blackout Period Exemptions. Blackout period restrictions may be exempt if purchases and sales of a Covered Security comply with certain conditions (e.g., large market capitalization, daily trading limit, etc.) as may be determined from time to time by the
GEO. Refer to the FAQ for details.
Other Prohibitions. Covered Persons shall be prohibited from:
•trading a Covered Security of an issuer on the applicable Restricted List(s);
•purchasing a Covered Security in an IPO or secondary offering;
•purchasing a publicly listed SPAC when the targeted company is known;
•participating in an investment club;

1 0 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
•excessive short-term trading of any Invesco Open-end Mutual Funds (excluding money market funds) and/or cash-in-lieu Invesco ETPs according to the various limitations outlined in the respective prospectus or other fund disclosure documents;
•engaging in personal trading of Covered Securities that is excessive, or that compromises Invesco NA’s fiduciary duty to Client Accounts, as determined by the GEO in its discretion;
•for Investment Personnel, effecting short sales of a Covered Security in a Covered
Account if a Client Account for which the Investment Person has investment management responsibility has a long position in such Covered Security; and
•trading options on common stock, single stock ETPs, or Invesco ETPs when the underlying security is either not held or has been held fewer than 60 days. For the sake of clarity, trading naked options is prohibited and only covered calls and protective puts are permitted.
Short-Term Trading Restriction for all Covered Persons.
•Covered Persons cannot profit from the purchase and sale of a Covered Security
(or a short sale and cover of the same Covered Security) within 60 calendar days of the trade date of the same Covered Security. Gains are calculated on a first-
in, first-out (FIFO) method.
•Transactions in Invesco Canada Funds are subject to the short-term trading requirements outlined in the applicable prospectus.
•This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Transactions in unaffiliated
ETPs (except for single stock ETPs), currencies, cryptocurrencies, commodities, trusts invested entirely in a currency, cryptocurrency or commodity, and derivatives (e.g., options and futures) based on an index of securities, currencies, cryptocurrencies and commodities are exempt from the 60-day holding period.
This exemption shall not apply to derivatives of individual securities, single stock
ETPs, or Invesco ETPs.
•If a Covered Security is traded within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.
•Covered Persons are exempt from the 60-day holding period if the trade transaction is executed at a loss.
4.Special Requirements for Transactions in Invesco Ltd. Stock.
Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market.
Covered Persons should refer to the Global Insider Trading policy whenever they wish to

1 1 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required transact in Invesco Ltd. securities in a Covered Account.
5.Covered Persons Reporting and Certification Requirements.
Certification Requirements. All Covered Persons are required to complete a Code of
Ethics acknowledgment on their start date with Invesco, and annually thereafter, to acknowledge and certify that they have received, reviewed, understand, and shall comply with the Code. In addition, Covered Persons will be required to acknowledge receipt and understanding of any material amendments or new interpretations of the
Code.
Reporting Requirements. All Covered Persons are subject to initial (upon joining
Invesco) and ongoing reporting requirements. These reports will be reviewed by GEO and are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or government agency.
Summary of Reporting Obligations

New Hires3	Covered Persons
Upon joining the firm (due in 10 calendar days)	Quarterly (due no later than 30 calendar days after the calendar quarter-end)	Annual (due no later than 30 calendar days from distribution)
Covered Accounts/ Initial Holdings Report (including a list of all Covered Securities and private/limited holdings. All holdings must be as of the Covered Person’s employment start date)
Quarterly Transaction Report
(excluding dividends reinvested,
private/limited offering transactions
previously disclosed, auto investment
plans, payroll deductions, transactions
executed in an approved
Discretionary/Robo-Advisor Account)
Annual Holdings & Private Investments Report (excluding holdings in an approved Discretionary Account, and any holdings designated as non- reportable on Exhibit A)
Initial Compliance Policies Certification		Annual Compliance Policies Certification
3Any New Hire who fails to submit the Covered Accounts/Initial Holdings
Report (IHR) within the (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be issued a violation and subject to other sanctions.
In addition, the Quarterly Transaction Report can exclude the following transactions executed in Covered Securities that are either:
•transacted directly with an affiliated transfer agent; or
•in the Covered Person’s registered group retirement savings plan (including transactions made on behalf of the Covered Person in the ICL sponsored GWL
Group Retirement Savings Plan) or Invesco Core US 401(k) Plan.

1 2 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
New Covered Accounts. All Covered Persons must report any new Covered Account for themselves or any Immediate Family Member within 30 calendar days of opening.
Unless the account has been reported, no personal securities transactions can occur within the account.
Exhibit A. Attached as Exhibit A is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code which are applicable to Covered Persons (excluding Independent Directors/Trustees). The
Overview is not meant to serve as a replacement for reading the Code.
Individuals who meet the definition of a Covered Person and are on a formal leave of absence or garden leave without access to Invesco systems are not considered Covered
Persons during the time they are on leave.
C.VIOLATIONS AND SANCTIONS
Covered Persons shall report violations and potential violations of this Code to the GEO.
Violations and potential violations of the Code are investigated by GEO. Independent
Directors/Trustees may report violations and potential violations to the applicable CCO
(or their delegate).
If a determination is made that a Covered Person (excluding Independent Directors/
Trustees) has violated the Code, a sanction may be imposed in accordance with the escalation procedure. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:
•a letter of education, a letter of warning or letter of reprimand;
•reversal of trades processed in violation of the Code;
•disgorgement of profits earned in the Code violation;
•prohibition of personal trading abilities;
•suspension, demotion or change in the Covered Person’s responsibilities;
•termination of employment;
•referral to civil or criminal authorities, where appropriate; or
•any other sanction, as may be determined by the GEO, CCO and/or applicable governance committee.
The GEO maintains internal procedures regarding the violation investigation, sanction determination and sanction enforcement process.
In mitigating or eliminating certain conflicts of interest that arise in connection with a
Covered Person’s personal trading, a Covered Person may be required to sell a Covered
Security that was previously approved. In the event the sale results in a loss, the
Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.
D.CODE ADMINISTRATION
In general, the GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

1 3 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
•identifying Covered Persons, providing Covered Persons with the Code and notifying them of their reporting obligations under the Code, and ensuring that
Covered Persons submit the required certifications and reports required under the Code;
•reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and
•promptly report any violations of the Code in writing to the applicable CCO.
In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the applicable CCO or their delegate. Such exceptions shall be documented in writing by the GEO.
Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO Support Portal via the intranet.
E.REPORTING.
ICL Boards/Committees. At least quarterly, the CCO shall inform the Invesco Canada
Funds Independent Review Committee of violations, sanctions imposed, material changes and any other information as may be requested from time to time relating to the Code and for the relevant review period.
Invesco Mutual Funds Board and Invesco ETF Board.
•Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by
Covered Persons.
•Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations. The CCO shall certify that the applicable
Invesco NA Adviser to the Invesco Mutual Funds and Invesco ETFs has
adopted procedures reasonably designed to prevent Covered Persons from violating the Code. At this time, the Board shall also review the current
Code.
•Material Changes to Code. The applicable Committee/Boards mentioned in this Code shall approve any material changes made to the Code either before implementing such change or no later than six months after the change is implemented.

1 4 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
EXHIBIT A
OVERVIEW OF PERSONAL TRADING REQUIREMENTS
Below are some, but not all, of the common investment instruments and key actions required of Covered Persons (excluding Independent Directors/Trustees)under the
Code.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Equities
Common Stocks	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Preferred Stocks	Yes	Yes	Yes
Rights Issue or Rights Offer1	Yes	Yes	No
Trusts invested entirely in a currency or commodity	No	Yes	No
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Invesco ETPs (except for ETP Access Persons)	No	Yes	Yes
Invesco ETPs (ETP Access Persons)	Yes	Yes	Yes
Unaffiliated broad-based ETPs (apart from single stock ETPs)	No	Yes	No
Single-stock ETPs and unaffiliated ETPs with a limited number of underlying securities (20 or less) that include Covered Securities	Yes	Yes	Yes
Cryptocurrencies2
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No
Futures, Swaps and Options based on a cryptocurrency	No	Yes	No
Derivatives
Futures, Swaps and Options[3] based on common stock and affiliated ETPs	Yes	Yes	Yes
1 Pre-clearance is required on the day of electing to participate in the Rights issue or Offer.
2 Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.
3 Options are restricted to covered calls and protective puts where the underlying security has been held no fewer than 60 days. All other option types are prohibited.

1 5 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Naked options	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options Based on an index, currencies, commodities, and unaffiliated ETPs	No	Yes	No
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes
Invesco Closed-end Mutual Funds	Yes	Yes	Yes
Invesco Canada Open-end Mutual Funds	No	Yes	Subject to Prospectus Requirements
Invesco Canada Closed-end Mutual Funds	Yes	Yes	Yes
Unaffiliated Open-end Mutual Funds	No	No	No
Unaffiliated Closed-end Mutual Funds	Yes	Yes	Yes
Fixed Income/Bonds
US Treasury	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No
Invesco Ltd. Corporate Securities
Open Market IVZ shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, short sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
IVR shares	Yes	Yes	Yes
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No
Invesco CollegeBound 529 Plan	No	Yes	No
Limited Offerings/Private Placements
Non-Invesco offerings	Yes	Yes	Yes
Invesco offerings	Yes*	Yes	Yes
*Covered Persons may not engage in a Limited Offering without first: (a) giving the GEO a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and
(b) obtaining prior written permission from the GEO.

1 6 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
*Covered Persons must pre-clear activity in Limited Offerings/Private Placements sponsored by
Invesco Ltd. and its affiliates with GEO unless Invesco offers the investment exclusively to Employees.

1 7 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
EXHIBIT B
INDEPENDENT DIRECTORS/TRUSTEES
Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Fund and the
Invesco ETP Boards shall refrain from beneficially owning Invesco Ltd. stock.
Independent Directors/Trustees who have questions, need to report a potential or actual violation, may report such matters to the applicable Chief Compliance Officer, or their delegate.
OVERVIEW
A.Independent Directors/Trustees of the Invesco Mutual Funds:
•are subject to and must comply with the pre-clearance requirements for certain transactions involving Invesco Mutual Funds that are closed-end Funds under the
Independent Directors/Trustees policies and guidelines;
•shall complete a Quarterly Transaction Report only if the Independent Director/
Trustee knew or, or in the ordinary course of fulfilling their official duties as an
Independent Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security:
oan Invesco Mutual Fund purchased or sold the Covered Security; or
oan Invesco Mutual Fund, Invesco Advisers, Inc., or any sub-adviser to such
Invesco Mutual Fund considered purchasing or selling the Covered Security.
•Independent Directors/Trustees who are subject to the Quarterly Transaction
Reporting requirement per the above bullet, shall request the Quarterly Transaction
Report and complete the report with the following information for each transaction during the quarter:
othe date of the transaction , the Covered Security name, number of shares
(for equity securities), or the interest rate and maturity date (if applicable)
and the principal amount (for debt securities) for each Covered Security;
othe nature of the transaction (e.g., buy or sell);
othe Covered Security identifier (i.e., CUSIP or symbol);
othe execution price of the Covered Security;
othe name of the broker-dealer or bank executing the transaction; and
othe date that the report was submitted to the applicable Chief Compliance
Officer.
•are subject to the short-term trading restrictions (e.g., profit restriction) with respect to Invesco Mutual Funds that are closed-end funds.
B.Independent Directors/Trustees on the Invesco ETPs Board:
•shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling their official duties as an Independent
Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered
Security:
oan Invesco ETP purchased or sold the Covered Security; or
oan Invesco ETP, Invesco Capital Management, LLC. or any sub-adviser to such Invesco ETP considered purchasing or selling the Covered Security.

1 8 This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required
•Independent Directors/Trustees who are subject to the Quarterly Transaction
Reporting requirement, shall request the Quarterly Transaction Report and complete the report with the following information for each transaction during the quarter:
othe date of the transaction, the Covered Security name, number of shares
(for equity securities), or the interest rate and maturity date (if applicable)
and the principal amount (for debt securities) for each Covered Security;
othe nature of the transaction (e.g., buy or sell);
othe Covered Security identifier (i.e., CUSIP or symbol);
othe execution price of the Covered Security;
othe name of the broker-dealer or bank executing the transaction; and
othe date that the report was submitted to the applicable Chief Compliance
Officer.
•Independent Directors/Trustees on the Invesco ETPs Board, are not subject to:
opre-clearance requirements;
oproviding account statements or trade confirmations;
oCovered Account or Annual Holdings reporting requirements; or
oshort-term trading restrictions.
C.Independent Directors/Trustees on the Invesco Canada Fund Board:
•shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew or, or in the ordinary course of fulfilling their official duties as an Independent
Director/Trustee, should have known, that during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered
Security:
oan Invesco Canada Fund purchased or sold the Covered Security; or
oan Invesco Canada Fund, Invesco Canada Ltd. or any sub-adviser to such
Invesco Canada Fund considered purchasing or selling the Covered
Security.
•Independent Directors/Trustees who are subject to the Quarterly Transaction
Reporting requirement, shall request the Quarterly Transaction Report and complete the report with the following information for each transaction during the quarter:
othe date of the transaction, the Covered Security name, number of shares
(for equity securities), or the interest rate and maturity date (if applicable)
and the principal amount (for debt securities) for each Covered Security;
othe nature of the transaction (e.g., buy or sell);
othe Covered Security identifier (i.e., CUSIP or symbol);
othe execution price of the Covered Security;
othe name of the broker-dealer or bank executing the transaction; and
othe date that the report was submitted to the applicable Chief Compliance
Officer.
•Independent Directors/Trustees on the Invesco Canada Fund Board, are not
subject to:
opre-clearance requirements;
oproviding account statements or trade confirmations;
oCovered Account or Annual Holdings reporting requirements; or
oshort-term trading restrictions.